Exhibit 99.1

TPG Specialty Lending, Inc. Announces Quarter and Year Ended December 31, 2014 Financial Results; Board Declares Dividend of $0.39 Per Share for the First Fiscal Quarter of 2015

NEW YORK—(BUSINESS WIRE)—February 24, 2015—TPG Specialty Lending, Inc. (NYSE: TSLX, or the “Company”) today reported net investment income of $30.7 million, or $0.57 per share, for the quarter ended December 31, 2014. Net income was $13.8 million, or $0.26 per share, for the quarter ended December 31, 2014. Net asset value per share was $15.53 at December 31, 2014 as compared to $15.66 at September 30, 2014. The Company’s Board of Directors declared a fourth quarter dividend of $0.39 per share, payable to stockholders of record as of December 31, 2014 that was paid on January 30, 2015.

The Company also announced that its Board of Directors has declared a quarterly dividend of $0.39 per share for stockholders of record as of March 31, 2015, payable on or about April 30, 2015.

The Company’s Board of Directors has also approved an extension of the Company’s stock repurchase plan to June 30, 2015. The plan allows the Company to acquire up to $50 million in the aggregate of the Company’s common stock at prices below the Company’s net asset value per share, in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934. The stock repurchase plan requires an agent selected by the Company to repurchase shares of the Company’s common stock when the market price per share is below the most recently reported net asset value per share. Until the Company next reports its net asset value per share, the Company will make purchases in accordance with its stock repurchase plan whenever its stock price is $15.52 or below, subject to the volume limits and other conditions in the plan. Under the stock repurchase plan, the agent will increase the volume of purchases made as the price of the Company’s common stock declines, subject to volume restrictions. Unless extended or terminated by its Board of Directors, the Company expects that the stock repurchase plan will be in effect through the earlier of June 30, 2015 or such time as the approved $50 million repurchase amount has been fully utilized, subject to certain conditions.

FINANCIAL HIGHLIGHTS:

	(Amounts in thousands, except per share amounts)
		(Unaudited)
	Three Months Ended
	December 31, 2014	September 30, 2014	December 31, 2013
Investments at Fair Value	$1,263,511	$1,233,181	$1,016,451
Total Assets	$1,303,731	$1,280,043	$1,039,150
Net Asset Value Per Share	$15.53	$15.66	$15.52

Investment Income	$45,778	$38,404	$27,569
Net Investment Income	$30,684	$23,116	$16,993
Net Income	$13,805	$18,603	$21,056

Net Investment Income Per Share	$0.57	$0.43	$0.46
Net Realized and Unrealized Gains (Losses) Per Share	($0.31)	($0.08)	$0.11
Net Income Per Share	$0.26	$0.35	$0.57

Weighted Average Yield of Debt and Other Income Producing Securities at Fair Value	10.3%	10.5%	10.4%
Weighted Average Yield of Debt and Other Income Producing Securities at Amortized Cost	10.3%	10.6%	10.6%

Percentage of Debt Investment Commitments at Floating Rates	97%	98%	99%

Conference Call and Webcast

Conference Call Information:

The conference call will be broadcast live at 8 a.m. Eastern Standard Time on February 25, 2015 via the Investor Resources section of the Company’s website at http://www.tpgspecialtylending.com. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:

Domestic: (877) 359-9508

International: +1 (224) 357-2393

Conference ID: 69716352

All callers will need to enter the Conference ID followed by the # sign and reference “TPG Specialty Lending” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available from approximately 12:00 p.m. Eastern Standard Time on February 25 through March 11 through a webcast link located on the Investor Resources section of the Company’s website, and via the dial-in numbers listed below:

Domestic: (855) 859-2056

International: +1 (404) 537-3406

Conference ID: 69716352

Portfolio and Investment Activity

For the three months ended December 31, 2014, gross originations totaled $304.8 million. This compares to $288.6 million for the three months ended September 30, 2014 and $261.5 million for the three months ended December 31, 2013. For the twelve months ended December 31, 2014, gross originations totaled $1,120.1 million. This compares to gross originations of $897.5 million for the twelve months ended December 31, 2013.

For the three months ended December 31, 2014, we made new investment commitments of $204.8 million across six new portfolio companies and three existing portfolio companies. Of the $204.8 million of new investment commitments, $198.4 million was funded during the period. For this period, we had $148.5 million aggregate principal amount in exits and repayments, resulting in net funded investment activity of $49.9 million aggregate principal amount.

For the twelve months ended December 31, 2014, new investment commitments totaled $884.4 million across 20 new portfolio companies and 7 existing portfolio companies, of which $814.9 million was funded. Net funding activity for the twelve months ended December 31, 2014 was $296.5 million aggregate principal amount.

For the three months ended September 30, 2014, we made new investment commitments of $248.6 million across four new portfolio companies and four existing portfolio companies. Of the $248.6 million of new investment commitments, $224.0 million was funded during the period. For this period, we had $109.6 million aggregate principal amount in exits and repayments, resulting in a net portfolio increase of $114.4 million aggregate principal amount.

For the twelve months ended December 31, 2013, new investment commitments totaled $606.2 million across 14 new portfolio companies and 5 existing portfolio companies. Net funding activity for the twelve months ended December 31, 2013 was $387.3 million aggregate principal amount.

As of December 31, 2014 and September 30, 2014, we had investments in 34 and 31 portfolio companies, respectively, with an aggregate fair value of $1,263.5 million and $1,233.2 million, respectively.

As of December 31, 2014, our portfolio at fair value consisted of 89.0% first-lien debt investments, 8.8% second-lien debt investments, 1.0% mezzanine debt investments, and 1.2% equity and other investments. As of September 30, 2014, our portfolio at fair value consisted of 85.8% first-lien debt investments, 12.7% second-lien debt investments, 0.4% mezzanine debt investments, and 1.1 % equity and other investments.

As of December 31, 2014, 96.8% of our debt investments bore interest at floating rates, subject to interest rate floors. Our credit facilities also bear interest at floating rates.

As of December 31, 2014 and September 30, 2014, our weighted average total yield of debt and income producing securities at fair value (which includes interest income and amortization of fees and discounts) was 10.3% and 10.5%, respectively, and our weighted average total yield of debt and income producing securities at amortized cost (which includes interest income and amortization of fees and discounts) was 10.3% and 10.6%, respectively.

The weighted average total yield of new debt and other income producing securities made to new portfolio companies during the quarter was 10.0% at amortized cost (which includes interest income and amortization of fees and discounts).

As of December 31, 2014, 100.0% of our debt investments by fair value were meeting all covenant and payment requirements and we had no investments on non-accrual status.

Results of Operations for the Three Months Ended December 31, 2014 compared to the Three Months Ended December 31, 2013

Investment Income

For the three months ended December 31, 2014 and 2013, investment income totaled $45.8 million and $27.6 million, respectively. The increase in investment income for the quarter was primarily driven by strong asset growth and interest from investments-other fees.

Expenses

Net expenses totaled $15.1 million and $10.6 million, respectively, for the three months ended December 31, 2014 and 2013. The increase in net expenses was primarily due to higher average borrowings, higher management fees, and higher professional fees and other general and administrative expenses associated with servicing a larger investment portfolio.

Liquidity and Capital Resources

During the fourth quarter, the Company amended and extended its Revolving Credit Facility. Pricing was reduced from L+225 to L+200 and the maturity date was extended to October 2019.

As of December 31, 2014, we had $2.4 million in cash and cash equivalents, a decrease of $1.1 million from December 31, 2013. As of December 31, 2014, we had total debt outstanding of $395.9 million, and approximately $650 million of undrawn commitments on our revolving credit facilities, subject to borrowing base and other limitations. Our average stated interest rate on debt outstanding was 2.5% for the three months ended December 31, 2014, as compared to 2.6% for the three months ended December 31, 2013.

The Company is rated BBB- by Fitch Ratings and Standard and Poor’s.

TPG Specialty Lending, Inc.

Consolidated Statements of Operations

(Amounts in thousands, except share and per share amounts)

	Year Ended	Year Ended	Year Ended
	December 31, 2014	December 31, 2013	December 31, 2012
Income
Investment income from non-controlled, non-affiliated investments:
Interest from investments	$151,020	$90,374	$46,402
Other income	9,162	2,233	630
Interest from cash and cash equivalents	1	3	14

Total investment income from non-controlled, non-affiliated investments	160,183	92,610	47,046
Investment income from non-controlled, affiliated investments:
Interest from investments	—	—	2,724
Dividend income	—	—	1,231
Other income	—	—	10

Total investment income from non-controlled, affiliated investments	—	—	3,965
Investment income from controlled, affiliated investments:
Interest from investments	2,994	—	—
Other income	143	—	—

Total investment income from controlled, affiliated investments	3,137	—	—

Total Investment Income	163,320	92,610	51,011

Expenses
Interest	15,078	10,469	6,020
Management fees	18,296	13,376	8,892
Incentive fees	17,839	11,790	6,996
Professional fees	4,752	3,691	2,881
Directors’ fees	342	285	287
Other general and administrative	3,858	2,434	1,564

Total expenses	60,165	42,045	26,640

Management fees waived (Note 3)	(2,464)	(7,135)	(3,704)

Net Expenses	57,701	34,910	22,936

Net Investment Income Before Income Taxes	105,619	57,700	28,075
Income taxes, including excise taxes	1,144	199	46

Net Investment Income	104,475	57,501	28,029
Unrealized and Realized Gains (Losses)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	(22,950)	9,630	7,372
Non-controlled, affiliated investments	—	—	(161)
Controlled, affiliated investments	(5,945)	—	—
Translation of assets and liabilities in foreign currencies	8,909	—	—
Interest rate swaps	1,020	—	—
Foreign currency forward contracts	1,244	(1,244)	—

Total net change in unrealized gains (losses)	(17,722)	8,386	7,211

Realized gains (losses):
Non-controlled, non-affiliated investments	136	1,061	4,255
Non-controlled, affiliated investments	—	—	100
Foreign currency transactions	(1,839)	35	—

Total realized gains (losses)	(1,703)	1,096	4,355

Total Unrealized and Realized Gains (Losses)	(19,425)	9,482	11,566

Increase in Net Assets Resulting from Operations	$85,050	$66,983	$39,595

Earnings per common share—basic and diluted (1)	$1.68	$1.93	$1.93

Weighted average shares of common stock outstanding—basic and diluted (1)	50,509,692	34,635,208	20,541,475

Note: The indicated amounts for the year ended December 31, 2012 have been retroactively adjusted for the stock split which was effected in the form of a stock dividend.

TPG Specialty Lending, Inc.

Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

	December 31,	December 31,
	2014	2013
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $1,225,672 and $997,298, respectively)	$1,221,875	$1,016,451
Controlled, affiliated investments (amortized cost of $47,580 and $0, respectively)	41,636	—

Total investments at fair value (amortized cost of $1,273,252 and $997,298, respectively)	1,263,511	1,016,451
Cash and cash equivalents	2,413	3,471
Interest receivable	6,137	4,933
Receivable for interest rate swaps	1,020	—
Prepaid expenses and other assets	30,650	14,295

Total Assets	$1,303,731	$1,039,150

Liabilities
Debt	$395,864	$432,267
Management fees payable to affiliate	4,887	1,580
Incentive fees payable to affiliate	5,955	6,136
Dividends payable	20,981	14,810
Payable for investments purchased	29,017	1,974
Payable on foreign currency forward contracts	—	1,244
Payables to affiliate	2,918	2,668
Other liabilities	8,704	3,775

Total Liabilities	468,326	464,454

Commitments and contingencies (Note 8)
Net Assets
Preferred stock, $0.01 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 53,798,357 and 37,027,022 shares issued, respectively; and 53,797,358 and 37,026,023 shares outstanding, respectively	538	370
Additional paid-in capital	808,053	552,436
Treasury stock at cost; 999 shares	(1)	(1)
Undistributed net investment income	6,555	3,981
Net unrealized gains	188	17,910
Undistributed net realized gains	20,072	—

Total Net Assets	835,405	574,696

Total Liabilities and Net Assets	$1,303,731	$1,039,150

Net Asset Value Per Share	$15.53	$15.52

Note: Our investment activity for the years ended December 31, 2014, 2013 and 2012 is presented below (information presented herein is at par value unless otherwise indicated).

	Year Ended
	December 31,	December 31,	December 31,
($ in millions)	2014	2013	2012
New investment commitments:
Gross originations	$1,120.1	$897.5	$1,071.7
Less: Syndications/sell downs	235.7	291.3	357.5

Total new investment commitments	$884.4	$606.2	$714.2
Principal amount of investments funded:
First-lien	$681.3	$497.9	$603.9
Second-lien	102.7	80.7	74.7
Mezzanine	14.7	—	—
Equity and other	16.2	0.8	2.0

Total	$814.9	$579.4	$680.6
Principal amount of investments sold or repaid:
First-lien	$395.0	$173.4	$161.0
Second-lien	123.4	18.7	22.1
Mezzanine	—	—	—
Equity and other	—	—	10.0

Total	$518.4	$192.1	$193.1

Number of new investment commitments in new portfolio companies	20	14	20
Average new investment commitment amount in new portfolio companies	$40.3	$38.3	$30.7
Weighted average term for new investment commitments in new portfolio companies (in years)	4.7	5.0	4.8
Percentage of new debt investment commitments at floating rates	96.5%	98.1%	98.0%
Percentage of new debt investment commitments at fixed rates	3.5%	1.9%	2.0%
Weighted average interest rate of new investment commitments	9.6%	10.0%	10.6%
Weighted average spread over LIBOR of new floating rate investment commitments	8.5%	8.7%	8.9%
Weighted average interest rate on investments sold or paid down	10.2%	10.0%	12.2%

About TPG Specialty Lending, Inc.

TPG Specialty Lending, Inc. (“TSL”, or the “Company”) is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. TSL is externally managed by TSL Advisers, LLC, an SEC-registered investment adviser. TSL leverages the deep investment, sector, and operating resources of TPG Special Situations Partners, the dedicated special situations and credit platform of TPG, with over $11 billion of assets under management as of December 31, 2014, and the broader TPG platform, a global private investment firm with $65 billion of assets under management. For more information, visit our website at www.tpgspecialtylending.com.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. We assume no obligation to update any such forward-looking statements. TPG Specialty Lending, Inc. undertakes no duty to update any forward-looking statements made herein.

Source: TPG Specialty Lending, Inc.

Investor Relations:

TPG Specialty Lending, Inc.

415-486-5939

IRTSL@tpg.com

or

Press:

Owen Blicksilver PR, Inc.

Jennifer Hurson, 845-507-0571

jennifer@blicksilverpr.com